EXHIBIT 3.13

AMENDED AND RESTATED BY-LAWS

Unico, Incorporated

Article I. Offices

The Corporation is incorporated in the State of Arizona with its principal offices located in the City of San Diego, County of San Diego, in the State of California. The Corporation may have such other offices, either within or without the States of Arizona or California as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Article II. Shareholders

Section 1.  Annual Meeting.  The annual meeting of the shareholders shall be held on the fourth Friday in the month of June of each year at the hour of 10:00 o'clock A.M., for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as may be convenient.

Section 2.  Special Meetings.  Special meetings of the shareholders, for any valid purpose or purposes, may be called by the Chairman or by the Board of Directors, and shall be called by the Chairman at the request of the holders of not less than one-fifth of all the outstanding shares of the Corporation entitled to vote at the meeting.  If at any time by reason of death or resignation or other cause the Corporation has no directors in office, any officer or any shareholder may call a special meeting of shareholders.

Section 3.  Place of Meeting. The Board of Directors may designate any place, either within or without the State of Arizona, as the place of meeting for any annual or other regular meeting or for any special meeting called by the Board of Directors.

           Section 4.  Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be sent not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally, electronically by email, or by mail, by or at the direction of the Chairman, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited and accordingly postmarked in the United States mail addressed to the shareholder as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.  If the shareholder’s meeting is adjourned to a different date, time and place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment.  However, if a new record date for the adjourned meeting is or must be fixed under applicable Arizona law, then notice of the adjourned meeting shall be given to persons who are shareholders as of the new record date.

           Section 5.  Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, thirty (30) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to receive payment of a dividend, one day before the effective date of the first notice to shareholders or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.  However, if a court orders a meeting adjournment to a date more than one hundred twenty (120) days after the date fixed for the original meeting, the court may provide that the original record date continues in effect or the court may fix a new record date.

Section 6.  Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order.  The list shall be arranged by voting group, and within each voting group by class or series of shares, with the address of, and the number of shares held by, each shareholder.  Beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, the list shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting or any adjournment.  The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7. Quorum.  A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

           Section 8. Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact.  Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after twelve (12) months or more after the date on the proxy statement, or the date on the proxy if there is no related proxy statement.

Section 9. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

Section 10. Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by such officer, agent, or proxy as the By-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian, or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11. Informal Action by Shareholders.  Any action required to be taken at a meeting of the shareholders, and any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Article III. Board of Directors

Section 1. General Powers.  The business and affairs of the Corporation shall be managed by its Board of Directors.

           Section 2. Number Section, Tenure, and Qualifications.  The number of Directors of the Corporation shall be established by the Board of Directors by resolution from time to time, but there shall be a minimum of three (3) Directors and a maximum of seven (7) Directors.  Each Director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.  Directors need not be residents of the State of Arizona or shareholders of the Corporation.   Directors may be elected by different classes of shareholders if provided for in the Corporation’s Articles of Incorporation or a designation of preferred stock.  The shareholders may remove one or more Directors with or without cause.  However, if a Director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the Director.

           Section 3. Regular Meetings.  An annual meeting of the Board of Directors shall be held without other notice than these By-laws immediately after, and at the same place as, the annual meeting of shareholders.  During each fiscal quarter of the Corporation, the Board of Directors shall meet at least once at such time and place as designated by the Board of Directors.  The annual meeting of the Board of Directors may take the place of a quarterly meeting of the Board of Directors.  The Board of Directors may provide, by resolution, the time and place, either within or without the State of Arizona, for the holding of additional regular meetings without other notice than such resolution.  Directors may participate in a regular or special meeting through the use of any communication by which all Directors participating may simultaneously hear each other during the meeting.

Section 4. Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the Chairman, President or any two Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Arizona, as the place for holding any special meeting of the Board of Directors called by them.  Directors may participate in a regular or special meeting through the use of any communication by which all Directors participating may simultaneously hear each other during the meeting.

Section 5. Notice.  Notice of any special meeting shall be given at least two days previously thereto by written notice delivered personally, sent electronically by email, or mailed to each Director at his business address.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  Any Director may waive notice of any meeting.  The attendance of a

Director at a meeting shall constitute a waiver of notice at such meeting, unless the Director at the beginning of the meeting or promptly on his arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.  When a notice is given, it shall include the date, time and place of the meeting.

Section 6. Waiver.  A Director may waive any notice required by the Arizona Revised Statutes, the Corporation’s Articles of Incorporation or these By-laws before or after the date or time stated in the notice.  Except as provided in Article III, Section 5 above, the waiver shall be in writing signed by the Director entitled to notice and filed with the minutes or corporate records.

Section 7. Quorum.  A majority of the number of Directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting; Action Without a Meeting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  Any action required or permitted to be taken at a Directors’ meeting may be taken or approved without a meeting if the action is taken by all of the Directors.  This action must be evidenced by one or more written consents describing the action taken, signed by each Director and included in the minutes or filed with the corporate records reflecting the action taken.  A written consent signed in this manner has the effect of a meeting vote.  Any Director may revoke a consent by delivering a signed revocation of the consent to the President or Secretary before the date the last Director signs the consent or consents.

Section 9. Vacancies.  Any vacancy occurring in the Board of Directors may be filled either:  (a) by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors; or (b) election at an annual meeting or a special meeting of shareholders called for that purpose.  If the vacant office was held by a Director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by vote of the shareholders.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any directorship to be filled by reason of an increase in the number of Directors shall be filled either by:  (a) the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors; or (b) election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 10. Compensation.  By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of

Directors or a stated salary or other compensation as a Director.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

          Section 12. Chairman. The Directors shall elect one of the Directors by a majority vote to serve as the Chairman of the Board of Directors. He shall hold office as Chairman until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed by a majority vote of the Directors.  The Chairman shall preside over all of the meetings of the Board of Directors, or at his discretion the Chairman may designate another Board member to chair a meeting or meetings. The Chairman, in general, shall perform all duties incident to the office of Chairman and such other duties as may be detailed in these By-laws or prescribed by the Board of Directors from time to time.

Section 13. Committees.  The Board of Directors may create one or more committees as designated by the Board of Directors, and may appoint members of the Board of Directors to serve on the committees.  The Board of Directors shall establish any committee required by applicable law, such as an AUDIT COMMITTEE.  Each committee shall have one or more members and each member of a committee shall serve at the pleasure of the Board of Directors.  The provisions of these By-laws governing meetings, action without meetings and notice, waiver or notice, quorum and voting requirements of the Board of Directors shall also apply to committees and their members.  Each committee may exercise the authority of the Board of Directors to the extent specified by the Board of Directors.  However, a committee shall not take or approve any action prohibited by the Arizona Revised Statutes (Section 10-825 or other relevant section), or the Corporation’s Articles of Incorporation or these By-laws.

Section 14. Advisory Board.  The Board of Directors may create an Advisory Board, and may appoint one or more persons who are not members of the Board of Directors to serve on the Advisory Board.  Each member of the Advisory Board shall serve at the pleasure of the Board of Directors.  The provisions of these By-laws governing meetings, action without meetings and notice, waiver or notice, quorum and voting requirements of the Board of Directors shall also apply to the Advisory Board and its members.  The Advisory Board shall have no authority to bind the Corporation or its Board of Directors.  The Advisory Board may make recommendations to the Board of Directors, and the Board of Directors may, in its discretion, approve or reject the recommendations.

Article IV. Officers

Section 1. Number.  The officers of the Corporation shall be a President, one or more Vice Presidents (the number and responsibilities thereof to be determined by the Board of Directors), a Secretary, and a Treasurer or Chief Financial Officer, each of whom shall be elected by the Board of Directors.  Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.  Any two or more offices may be held by the same person.

           Section 2. Election and Term of Office.  The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient.  Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 4. Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer (CEO) of the Corporation, and shall report and be accountable to the Board of Directors. He shall give a report to the Board of Directors at each meeting of the Board of Directors concerning his activities and actions as an officer of the Corporation since the last meeting of the Board of Directors.  He shall, in general, oversee and direct all of the administrative, financial and technical activities of the Corporation.  He shall, when present, preside at all meetings of the shareholders and attend meetings of the Board of Directors, when requested.  He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.  Such duties shall include the authority to hire and fire non-officer employees.  The

Board of Directors may, in its discretion, combine the offices of Chief Executive Officer and President into one office.

Section 6. President.  The President shall report to the Chief Executive Officer.  In the absence of a Chief Executive Officer, the President shall report and be accountable to the Board of Directors. In the absence of a Chief Executive Officer, the President shall give a report to the Board of Directors at each meeting of the Board of Directors concerning his activities and actions as an officer of the Corporation since the last meeting of the Board of Directors.  He shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.  During time periods in which the Corporation has no Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.  The Board of Directors may, in its discretion, combine the offices of Chief Executive Officer and President into one office.

Section 7. The Vice Presidents.  In the absence of the Chief Executive Officer and the President or in the event of their deaths, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.

Section 8. The Secretary.  The Secretary shall: (a) prepare, maintain and keep the minutes of meetings of the shareholders and of meetings of the Board of Directors (which shall be signed by all directors) in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws as required by law; (c) be custodian of the corporate records; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer or President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, President or by the Board of Directors.  The Secretary may delegate these duties to one or more other officers, directors, employees or authorized agents of the Corporation, and the Secretary may utilize the services of a registered stock transfer agent to fulfill duties regarding stock certificates, stock transfers, shareholders and notices to shareholders.   A reasonable time period prior to each regular meeting of the Board of Directors, the Secretary shall distribute to each Director a draft copy of the Minutes of the immediately preceding meeting of the Board of Directors.

Section 9. The Treasurer or Chief Financial Officer.  If required by the Board of Directors, the Treasurer or Chief Financial Officer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.  He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of the Article V of these By-laws; and (b) in general perform all the duties incident to the office of Treasurer or Chief Financial Officer and such other duties as from time to time may be assigned to him by the Chief Executive Officer, President or by the Board of Directors.  The Treasurer may also be designated by the Board of Directors as the Chief Financial Officer of the Corporation.  A reasonable time prior to each regular meeting of the Board of Directors, the Treasurer or Chief Financial Officer shall provide to each Director a recent profit and loss statement and such other financial information specified by the Board of Directors.

Section 10. Assistant Secretaries and Assistant Treasurers.  The Assistant Secretaries, when authorized by the Board of Directors, may sign with the Chief Executive Officer, President or a Vice-President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors.  The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chief Executive Officer, President or the Board of Directors.

Section 11. Salaries.  The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

Article V. Contracts, Loans, Checks and Deposits

Section 1. Contracts.  The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2. Loans.  No loans or other financing shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized  in advance by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.  The Corporation shall obtain written Board of Directors approval in advance for any loans or other financing transactions.

Section 3. Checks, Drafts, etc.  All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4. Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

Article VI. Certificates for Shares and Their Transfer

Section 1. Certificates for Shares.  Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors.  Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary or an Assistant Secretary.  All certificates for shares shall be consecutively numbered or otherwise identified.  The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunder authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the Corporation’s stock transfer agent, and on surrender for cancellation of the certificate for such shares.  The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

Article VII. Fiscal Year

The fiscal year of the Corporation shall begin on the first day of March and end on the twenty-eighth day of February (or February 29 for Leap Years) in each year.

Article VIII. Dividends

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

Article IX. Seal

The Board of Directors may provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of incorporation and the words, “Corporate Seal.”

Article X. Waiver of Notice

Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the Laws of the State of Arizona, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Article XI. Amendments

These By-laws may be altered, amended, or repealed and new By-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.

Article XII. Indemnification

The Corporation shall indemnify its directors, officers, employees, fiduciaries and agents to the fullest extent permitted by the Arizona Revised Statutes.  In particular, and not in derogation of the generality of the foregoing, except as provided in this Article, the Corporation shall indemnify an individual made a party to a proceeding because:

1.

The individual is or was a Director, against liability incurred in the proceeding if all of the following conditions exist:

(a)

The individual’s conduct was in good faith,

(b)

The individual reasonably believed:

(i)

In the case of conduct in an official capacity with the Corporation, that the conduct was in its best interests.

(ii)

In all other cases, that the conduct was at least not opposed to its best interests.

(c)

In the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful.

2.

The Director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the Corporation’s Articles of Incorporation pursuant to section 10-202, subsection B, paragraph 2.

The Corporation shall not indemnify a Director under this Article either:

1.

In connection with a proceeding by or in the right of the Corporation in which the Director was adjudged liable to the Corporation; or

2.

In connection with any  other proceeding charging improper financial benefit to the Director, whether or not involving action in the Director’s official capacity, in which the Director was adjudged liable on the basis that financial benefit was improperly received by the Director.

The Corporation may, upon approval of the Board of Directors, pay for or reimburse the reasonable expenses incurred by a Director or officer of the Corporation who is a party to a proceeding in advance of the final disposition of the proceeding, to the extent permitted by the Arizona Revised Statutes.

Article XIII. Gender Neutral

These By-Laws shall be deemed to be gender neutral.  The terms “he,” “him” and “”his” shall be deemed to mean “she,” “her” and “her” when the position (officer, director, shareholder or other) is occupied by a person of the female gender or otherwise when the context requires. Terms such as “Chairman” shall be deemed to mean “Chair person” when the position is occupied by a person of the female gender.

Article XIV. Special Restrictions Concerning Section 3(a)(10)

The Corporation shall not issue any stock of any class pursuant to Section 3(a)(10) of the Securities Act of 1933 in connection with settling debt arising from any Corporation financing activities, including settlements of disputes involving convertible debentures.  With respect to any settlements not barred by the preceding sentence, if the Corporation enters into any settlement and seeks to issue stock pursuant to Section 3(a) (10), not less than thirty (30) calendar days before a fairness hearing pursuant to Section 3(a)(10), the Corporation shall file a Form 8-K with the SEC notifying shareholders of the settlement, including the material terms of the settlement.  The Corporation’s shareholders may object at the Section 3(a)(10) hearing either in person or in writing, and the Corporation shall not challenge any shareholder objection on the grounds that the shareholder lacks standing to object.

Approval

I, C. Wayne Hartle, as the Secretary of Unico, Incorporated, hereby certify that these Amended and Restated By-Laws of Unico, Incorporated were approved and adopted by the Board of Directors of Unico, Incorporated on November 2, 2009.

UNICO, INCORPORATED

By/s/ C. Wayne Hartle_______________

  C. Wayne Hartle, Secretary

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